Exhibit 99.1

CONTACT:	William Koziel
(847) 597-8800

Così, Inc. Reports 2012 Third Quarter Results

DEERFIELD, IL – November 15, 2012 – Così, Inc. (NASDAQ: COSI), the fast casual restaurant company, today reported  a net loss $(1,354,000), or $(0.02) per basic and diluted common share, for the third quarter ended October 1, 2012 compared with the net loss of $(1,491,000), or $(0.03) per basic and diluted common share, reported for the 2011 third quarter.

Così’s total revenues for the 2012 third quarter were $24,359,000 compared to $25,336,000 in the 2011 third quarter.  Of that total, Company-owned net restaurant sales contributed $23,620,000 compared to $24,468,000 for the 2011 third quarter.  The $848,000 decline in Company-owned restaurant sales was due primarily to a 2.5% decrease in comparable restaurant sales as well as to locations closed during and subsequent to the 2011 third quarter.  Franchise fees and royalty revenues for the quarter contributed $739,000 compared to $868,000 in the 2011 third quarter.  The decrease when compared to last year’s third quarter was due primarily to a franchise fee recorded last year resulting from the termination of an area development agreement.

System-wide comparable restaurant sales for the 2012 third quarter as measured for restaurants in operation for more than 15 months decreased 0.7% as compared to the third quarter of 2011.  The breakdown in comparable sales between Company-owned and franchise-operated restaurants are as follows:

For the 13 weeks ended
October 1, 2012
Company-owned	(2.5%)
Franchise-operated	2.3%
Total System	(0.7%)

“I am disappointed with our operating results for the quarter.  I have higher standards for performance and we have a lot of work yet to do,” said Carin Stutz, Così's President and Chief Executive Officer.  “With that said, we are making good progress on our various initiatives and are working diligently to position the brand for long-term growth and profitability.”

2012 Third Quarter Financial Performance Review

Così’s aforementioned $848,000 decrease in third quarter Company-owned net sales as compared to the 2011 third quarter was due primarily to a 2.5% decrease in comparable restaurant net sales as well as to a $245,000 decline in sales from locations closed during and subsequent to the third quarter of 2011.  The decrease in Company-owned comparable net sales during the quarter was comprised of a 3.2% decrease in traffic partially offset by a 0.7% increase in average guest check.

	For the 13 weeks ended
	Oct. 1, 2012	Sep. 26, 2011
Cost of food and beverage	23.5%	23.5%
Restaurant labor and related benefits	36.2%	36.6%
Occupancy and other operating expenses	32.5%	31.8%
	92.2%	91.9%

For the third quarter, Così reported a 30 basis point increase in costs and expenses related to Company-owned restaurant operations as a percentage of restaurant net sales compared with the third quarter of 2011. The change resulted from an increase of 70 basis points, as a percentage of net sales, in occupancy and other restaurant operating expenses, partially offset by a 40 basis point decrease, as a percentage of net sales, in labor and related benefits expense.  The increase in occupancy and other restaurant operating expenses as a percentage of net sales was due primarily to the impact of the comparable sales increase on fixed occupancy costs, as well as higher third-party credit card fees.  The decrease in labor and related benefits expense as a percentage of net sales was due primarily to efforts to manage labor deployment in peak and non-peak hours partially offset by higher cost for healthcare-related benefits and the impact of the decrease in comparable sales.

During the third quarter of 2012, the Company reduced its general and administrative expenses by 9.8% or $325,000, to $2,986,000 or 12.3% of total revenues from $3,311,000 or 13.1% of total revenues in the 2011 third quarter.

Così reported that as of October 1, 2012 it had cash and cash equivalents of $16,319,000 and virtually no debt other than lease obligations.

About Così, Inc.
Così® (http://www.getcosi.com) is a national fast casual restaurant chain that has developed featured foods built around a secret, generations-old recipe for crackly crust flatbread. This artisan bread is freshly baked in front of customers throughout the day in open-flame stone-hearth ovens prominently located in each of the restaurants. Così’s warm and urbane atmosphere is geared towards its sophisticated, upscale, urban and suburban guests. There are currently 77 Company-owned and 51 franchise restaurants operating in sixteen states, the District of Columbia and the United Arab Emirates. The

Così® vision is to become America's favorite fast casual restaurant by providing customers authentic, innovative, savory food while remaining an affordable luxury.

The Così® menu features Così® sandwiches, freshly-tossed salads, breakfast wraps, melts, soups, Così® Squagels®, flatbread pizzas, S'mores, snacks and other desserts, and a wide range of coffee and coffee-based drinks and other specialty beverages. Così® restaurants are designed to be welcoming and comfortable with an eclectic environment. Così's sights, sounds, and spaces create a tasteful, relaxed ambience that provides a fresh and new dining experience.

“Così,” “(Sun & Moon Design)” and related marks are registered trademarks of Così, Inc. in the U.S.A. and certain other countries. Copyright © 2012 Così, Inc. All rights reserved.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains statements that constitute forward- looking statements under the federal securities laws. Forward-looking statements are statements about future events and expectations and not statements of historical fact. The words "believe," "may," "will," "should," "anticipate," "estimate," "expect," "intend," "objective," "seek," "plan," "strive," or similar words, or negatives of these words, identify forward- looking statements. We qualify any forward-looking statements entirely by these cautionary factors. Forward-looking statements are based on management's beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management. Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. Factors that could contribute to these differences include, but are not limited to: the cost of our principal food products and supply and delivery shortages and interruptions; labor shortages or increased labor costs; changes in demographic trends and consumer tastes and preferences, including changes resulting from concerns over nutritional or safety aspects of beef, poultry, produce, or other foods or the effects of food-borne illnesses, such as E. coli, “mad cow disease” and avian influenza or “bird flu”; competition in our markets, both in our business and in locating suitable restaurant sites; our operation and execution in new and existing markets; expansion into new markets including foreign markets; our ability to attract and retain qualified franchisees and our franchisees’ ability to open restaurants on a timely basis; our ability to locate suitable restaurant sites in new and existing markets and negotiate acceptable lease terms; the rate of our internal growth and our ability to generate increased revenue from our existing restaurants; our ability to generate positive cash flow from existing and new restaurants; fluctuations in our quarterly results due to seasonality; increased government regulation and our ability to secure required government approvals and permits; our ability to create customer awareness of our restaurants in new markets; the reliability of our customer and market studies; cost effective and timely planning, design and build out of restaurants; our ability to recruit, train and retain qualified corporate and restaurant personnel and management; market saturation due to new restaurant openings; inadequate protection of our intellectual property; our ability to obtain additional capital and financing; adverse weather conditions which impact customer traffic at our restaurants; and adverse economic conditions. Further information regarding factors that could affect our results and the statements made herein are included in our filings with the Securities and Exchange Commission.

Additional information is available on Così's website at
http://www.getcosi.com in the investor relations section.

Cosi, Inc.
Consolidated Balance Sheets
As of October 1, 2012 and January 2, 2012
(dollars in thousands)

	October 1, 2012	January 2, 2012
Assets
Current assets:
Cash and cash equivalents	$16,319	$7,222
Accounts receivable, net	642	598
Notes receivable, current portion	347	448
Inventories	751	717
Prepaid expenses and other current assets	522	1,480
Total current assets	18,581	10,465

Furniture and fixtures, equipment and leasehold improvements, net	10,781	12,359
Notes receivable, net of current portion	643	762
Other assets	1,104	1,119
Total assets	$31,109	$24,705

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$2,797	$3,717
Accrued expenses	7,311	9,733
Deferred franchise revenue	61	61
Current portion of other long-term liabilities	148	195
Total current liabilities	10,317	13,706

Deferred franchise revenue	1,963	2,098
Other long-term liabilities, net of current portion	2,858	3,383
Total liabilities	15,138	19,187

Commitments and contingencies

Stockholders' equity:
Common stock - $.01 par value; 100,000,000 shares authorized,
73,113,219 and 52,967,365 shares issued, respectively	731	530
Additional paid-in capital	296,403	283,746
Treasury stock, 239,543 shares at cost	(1,198)	(1,198)
Accumulated deficit	(279,965)	(277,560)
Total stockholders' equity	15,971	5,518
Total liabilities and stockholders' equity	$31,109	$24,705

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc.
Consolidated Statements of Operations and Comprehensive Loss
For the Three and Nine Months Ended October 1, 2012 and September 26, 2011
(dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	October 1,	September 26,	October 1,	September 26,
	2012	2011	2012	2011
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Restaurant net sales	$23,620	$24,468	$72,863	$73,586
Franchise fees and royalties	739	868	2,477	2,356
Total revenues	24,359	25,336	75,340	75,942

Costs and expenses:
Cost of food and beverage	5,559	5,761	16,934	17,013
Restaurant labor and related benefits	8,547	8,957	25,949	26,714
Occupancy and other restaurant operating expenses	7,670	7,777	23,311	23,453
	21,776	22,495	66,194	67,180
General and administrative expenses	2,986	3,311	8,694	9,759
Depreciation and amortization	894	1,090	2,794	3,180
Provision for losses on asset impairments and disposals	10	44	37	199
Lease termination expense and closed store costs	56	5	54	70
Gain on sale of assets	-	(108)	-	(149)
Total costs and expenses	25,722	26,837	77,773	80,239

Operating loss	(1,363)	(1,501)	(2,433)	(4,297)

Interest expense	-	-		(1)
Other income	9	10	28	33

Net loss and comprehensive loss	$(1,354)	$(1,491)	$(2,405)	$(4,265)

Per Share Data:
Loss per share, basic and diluted	$(0.02)	$(0.03)	$(0.04)	$(0.08)

Weighted average shares outstanding:	68,497,212	51,421,168	57,186,170	51,345,112

The accompanying notes are an intergral part of these consolidated financial statements.

Cosi, Inc.
Results of Operations as a Percent of Sales

	Three Months Ended				Nine Months Ended
	October 1, 2012		September 26, 2011		October 1, 2012		September 26, 2011

Revenues:
Restaurant net sales	97.0%		96.6%		96.7%		96.9%
Franchise fees and royalties	3.0		3.4		3.3		3.1
Total revenue	100.0		100.0		100.0		100.0
Cost and expenses:
Cost of food and beverage (1)	23.5		23.5		23.2		23.1
Restaurant labor and related benefits (1)	36.2		36.6		35.6		36.3
Occupancy and other restaurant operating expenses (1)	32.5		31.8		32.0		31.9
	92.2		91.9		90.8		91.3
General and administrative expenses	12.3		13.1		11.5		12.9
Depreciation and amortization	3.7		4.3		3.7		4.2
Provision for losses on asset impairments and disposals	-		0.2		-		0.3
Lease termination expense and closed store costs	0.2		-		0.1		-
Gain on sale of assets	-		(0.4)		-		(0.2)
Total costs and expenses	105.6		105.9		103.2		105.7
Operating loss	(5.6)		(5.9)		(3.2)		(5.7)
Other income	-		-		-		0.1
Net loss and comprehensive loss	(5.6	) %	(5.9	) %	(3.2	) %	(5.6	) %

(1)	These are expressed as a percentage of restaurant net sales versus all other items expressed as a percentage of total revenues

Cosi, Inc.
System-wide Restaurants

	For the Three Months Ended
	October 1, 2012			September 26, 2011
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	79	54	133	81	59	140
New restaurants opened	-	-	-	-	-	-
Restaurants permanently closed	2	2	4	1	1	2
Restaurants at end of period	77	52	129	80	58	138

	For the Nine Months Ended
	October 1, 2012			September 26, 2011
	Company-Owned	Franchise	Total	Company-Owned	Franchise	Total

Restaurants at beginning of period	80	56	136	83	59	142
New restaurants opened	-	1	1			-
Restaurants permanently closed	3	5	8	3	1	4
Restaurants at end of period	77	52	129	80	58	138